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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHRISTOPHER & BANKS CORPORATION
2400 Xenium Lane North
Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AUGUST 1, 2001

To the Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders of Christopher & Banks Corporation (the "Company") will be held at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota on Wednesday, August 1, 2001 at 2:00 p.m. Central Time for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two Class 1 directors to serve on the Board of Directors for a term of three years;

  2.
  To approve the Company's 2001 Senior Executive Incentive Plan;

  3.
  To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 30,000,000 to 75,000,000;

  4.
  To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares by 350,000 to 2,628,125;

  5.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 2, 2002; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on June 1, 2001, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

    SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                      By Order of the Board of Directors

                      William J. Prange
                      Chairman of the Board

June 14, 2001
Minneapolis, Minnesota

CHRISTOPHER & BANKS CORPORATION
2400 Xenium Lane North
Plymouth, Minnesota 55441

PROXY STATEMENT

Annual Meeting of Shareholders—August 1, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

    This Proxy Statement is furnished by the Board of Directors of Christopher & Banks Corporation (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Wednesday, August 1, 2001, at 2:00 p.m. Central Time, at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. This Proxy Statement and the Notice of Meeting and Proxy are being mailed to shareholders on or about June 14, 2001.

    The close of business on June 1, 2001 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 16,229,695 shares of common stock, par value $.01 per share (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or his proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date. The aggregate number of votes cast by all shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

    The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 18, 2001: (i) by each of the executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation;" (ii) by each director; (iii) by all directors and executive officers of the Company as a group; and (iv) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Officers and Directors
William J. Prange	288,802(1)	1.8
Joseph E. Pennington	206,339(2)	1.3
Ralph C. Neal	189,875(3)	1.2
Kathryn R. Gangstee	97,125(4)	*
Andrew K. Moller	172,051(5)	1.1
Nicholas H. Cook	16,875(6)	*
Marc C. Ostrow	198,750(6)(7)	1.2
James J. Fuld, Jr.	118,333(6)(8)	*
Donald D. Beeler	56,250(9)	*
Larry C. Barenbaum	50,000	*
Anne L. Jones	16,875(6)	*
5% Shareholders
FMR Corp.	983,625(10)	6.3
All directors and executive officers as group (11 persons)	1,411,275(11)	8.4

*
Less than 1%

(1)
Includes 78,198 shares issuable pursuant to options granted.

(2)
Includes 150,089 shares issuable pursuant to options granted.

(3)
Includes 79,580 shares issuable pursuant to options granted.

(4)
Includes 97,125 shares issuable pursuant to options granted.

(5)
Includes 29,626 shares issuable pursuant to options granted.

(6)
Includes 16,875 shares issuable pursuant to options granted.

(7)
Mr. Ostrow's address is c/o Pennwood Capital Corporation, 477 Madison Avenue, New York, New York 10022.

(8)
Mr. Fuld's address is c/o James J. Fuld, Jr. Corp., 605 Third Avenue, Suite 3500, New York, New York 10158.

(9)
Includes 33,750 shares issuable pursuant to options granted.

(10)
The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(11)
This figure includes outstanding shares and options described in the preceding footnotes.

PROPOSAL ONE
ELECTION OF CLASS 1 DIRECTORS

General

    The Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes of directors of as nearly equal size as possible. The Company's Bylaws further provide that the total number of directors will be determined exclusively by the Board of Directors. Directors are elected for a term of three years and the terms are staggered. Marc C. Ostrow, Nicholas H. Cook and Anne L. Jones are the directors in the class whose term expires at the Meeting. Messrs. Ostrow and Cook have decided not to seek another term. Management and the Board of Directors have nominated and recommended that incumbent director, Anne L. Jones, be reelected as a Class 1 director, to hold office until the 2004 Annual Meeting of Shareholders and until her respective successor is duly elected and qualified. Management and the Board of Directors further recommend that the shareholders ratify the appointment of Robert Ezrilov as a Class 1 director to hold office until the 2004 Annual Meeting of Shareholders and until his successor is duly elected and qualified. After the Meeting, the Board of Directors plans to reduce the number of authorized directors from eight to seven.

    There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

Voting Information

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Ms. Jones and Mr. Ezrilov. The affirmative vote of the majority of shares of Common Stock present and entitled to vote at the Meeting is necessary to elect each nominee. A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. All of the nominees have agreed to serve the Company as a director if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation prohibits cumulative voting and requires that each director be elected by a majority of the voting power of the shares represented and voted at the Meeting.

    The table below gives certain information concerning the nominees and other directors:

Name	Age	Nominee or Continuing Director in Term	Director Since
Anne L. Jones(1)	55	Director; nominee with term expiring in 2004	2000
Robert Ezrilov	56	Nominee with term expiring in 2004	—
Joseph E. Pennington	55	Director with term expiring in 2002	1999
Larry C. Barenbaum(1)(2)(3)(4)	54	Director with term expiring in 2002	1992
Donald D. Beeler(2)(3)	65	Director with term expiring in 2002	1992
William J. Prange(1)(4)	47	Director with term expiring in 2003	1998
James J. Fuld, Jr.(2)	53	Director with term expiring in 2003	1986

(1)
Member of Strategic Planning Committee

(2)
Member of Compensation Committee

(3)
Member of Audit Committee

(4)
Member of Nominating Committee

Nominees and Directors

Class 1 Director/Nominee

    Anne L. Jones has served as a director of the Company since January 2000. From 1979 to the present, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational development consulting firm. Prior thereto, Ms. Jones served in various sales and product development capacities with IBM. Ms. Jones also serves on the Board of Directors of Goodhue County National Bank and River Region Health Care Systems, both of Red Wing, Minnesota.

Class 1 Nominee

    Robert Ezrilov has served as President of Metacom, Inc., a company that sells prerecorded music on interactive displays, since July 1997. Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997. Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966. Mr. Ezrilov also serves on the Board of Directors of C. H. Robinson Worldwide, Inc., a transportation service provider and Zomax, Inc., an international outsource provider of process management services.

Class 2 Directors

    Joseph E. Pennington has served as director, President and Chief Operating Officer of the Company since September 1999. From March 1998 through August 1999, Mr. Pennington was Executive Vice President and Chief Operating Officer. Mr. Pennington was a Vice President of the Company from February 1997 through February 1998. From April 1996 through January 1997, Mr. Pennington was self-employed, providing consulting services to retail companies including the Company. Mr. Pennington was President and Chief Executive Officer of American Specialty Corp., d/b/a the id, from June 1994 through March 1996. From January 1990 through May 1994, he was a Vice President of the id. From 1976 through 1989, Mr. Pennington held various positions with Foxmoor Stores, including Vice President from 1984 through 1989.

    Larry C. Barenbaum has served as a director of the Company since March 1992. Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries. From 1986 to November 1991, Mr. Barenbaum was President and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970. Mr. Barenbaum also served as President of ACII Corp., a distributor of fashion accessories, which filed under Chapter 7 of the United States Bankruptcy Code on December 26, 1996. Mr. Barenbaum also serves on the Board of Directors of Signal Bank, United Community Bancshares Holding Company and Park National Bank.

    Donald D. Beeler has served as a director of the Company since March 1992. From 1986 to October 1999, Mr. Beeler was Chairman and Chief Executive Officer of Snyder's Drug Stores, Inc. ("Snyder's"), a Minneapolis-based retailer which operated a chain of 56 stores. In addition, Snyder's operated a wholesale program, by contract, which supplied over 800 independent retailers in the United States. In October 1999, Snyder's was sold to Katz Enterprises, Inc. and Mr. Beeler retired.

Class 3 Directors

    William J. Prange has served the Company as Chairman and Chief Executive Officer since September 1999. From March 1998 through August 1999, he was President and Chief Executive Officer. He has served as a director of the Company since September 1998. From July 1997 through

February 1998, Mr. Prange was President and Chief Merchandising Officer and from April 1995 through June 1997, he was Senior Vice President and General Merchandising Manager of the Company. From April 1994 through March 1995, Mr. Prange served as Vice President and General Merchandising Manager of the Company. From 1989 to 1994, he was President and General Merchandise Manager of American Specialty Stores (d/b/a the id). From 1987 to 1989, he was Vice President and General Merchandise Manager of American Specialty Stores. From 1985 to 1987, Mr. Prange was Vice President and General Merchandise Manager of Prange Department Stores.

    James J. Fuld, Jr.  has served as a director of the Company since 1986. From November 1986 to December 1990, he served as Secretary of the Company. Since December 1979, Mr. Fuld has been the Chairman, President and sole shareholder of James J. Fuld, Jr. Corp., a private financial and management consulting firm.

    The Company operated its business as debtor-in-possession under Chapter 11 of the United States Bankruptcy Code from July 1996 until December 1996, when the Company's Plan of Reorganization was approved by creditors and shareholders and was confirmed by the Bankruptcy Court. Messrs. Barenbaum, Beeler and Fuld served as directors of the Company during this period.

Meetings and Committees of the Board of Directors

    During the fiscal year ended March 3, 2001, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

    The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants as well as the internal accounting controls of the Company. The Audit Committee was comprised of Messrs. Beeler (Chair), Barenbaum, and Ostrow and held two meetings during the last fiscal year.

    The Compensation Committee determines the compensation for executive officers of the Company and establishes the Company's compensation policies and practices. The Compensation Committee also grants stock options to employees of the Company, including officers who are not directors of the Company, pursuant to the Company's Stock Option Plan. The Compensation Committee was comprised of Messrs. Fuld (Chair), Barenbaum and Beeler and held three meetings during the last fiscal year.

    The Nominating Committee identifies and presents qualified persons for election and re-election to the Board of Directors. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. Such proposals for nominees will be given due consideration by the Nominating Committee for recommendations to the Board based on the nominee's qualifications. The Nominating Committee is comprised of Messrs. Prange and Barenbaum and held three meetings during the last fiscal year.

Compensation of Directors

    In fiscal 2001, the Company compensated directors who are not employed by the Company $12,000 per year, payable quarterly, plus expenses. Committee members also received $1,000 per year for serving on a committee and committee chairpersons received $2,000 per year.

1998 Director Stock Option Plan

    Effective April 8, 1998, the Company established the 1998 Director Stock Option Plan (the "1998 Director Plan"), which provides for the issuance by the Company of a maximum of 337,500 shares of Common Stock to non-employee directors upon the exercise of options.

    The 1998 Director Plan provides for the automatic annual grant of non-qualified options to each non-employee director to purchase 16,875 shares of Common Stock. Such options are granted at an exercise price equal to the fair market value of the shares on the date of each annual meeting of shareholders, at which non-employee directors are reelected, or otherwise continue to serve as a director. The 1998 Director Plan is administered by the Compensation Committee. Unless previously terminated by or with the approval of the Board of Directors, the 1998 Director Plan will terminate on July 17, 2008. Options which expire, or are cancelled or terminated without having been exercised, may be regranted to other non-employee directors under the 1998 Director Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission") and The NASDAQ Stock Market. Such officers, directors and ten percent shareholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or representation from certain reporting persons that no Form 5's were required for such persons, the Company believes that during the fiscal year ended March 3, 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

    Decisions and recommendations regarding the compensation of the Company's executives are made by a three member Compensation Committee (the "Committee") composed entirely of non-employee directors. The Committee has responsibility to review, establish and change compensation programs for the Company's officers to most accurately reflect the current needs of the Company and best measure and reward the performances of its executives. The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended March 3, 2001.

To the Board of Directors:

Compensation Philosophy

    The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value by achieving strategic Company goals. The Committee attempts to balance short and long-term considerations in appropriately rewarding individuals who are responsible for the Company's profitability, growth and enhancement of shareholder value. Compensation for executive officers consists of: (i) base salary, (ii) an annual cash incentive award, and (iii) a long-term incentive, through a stock option plan. The Committee strongly believes that management's compensation should be structured to emphasize the relationship between pay and performance by placing a portion of compensation at risk and subject to the achievement of financial goals and objectives. Additionally, such qualitative factors as leadership skills, planning initiatives, technical skills, and employee development have been deemed to be important factors to take into account in considering levels of compensation.

Components of Compensation

    Base Salary—Compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Committee takes into account such factors as (i) the Company's past financial performance and future expectations; (ii) individual performance and experience and (iii) past salary levels. The Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's executive officers are made near the beginning of each fiscal year or are adjusted as specified in employment agreements.

    Cash Incentive Awards—To encourage performance and to provide a direct link with executive compensation, the Company pays annual cash bonuses in accordance with the Company's bonus plans. Under the bonus plans, bonuses are primarily based on the Company's performance as measured against a targeted increase in the Company's pre-tax, pre-bonus earnings. Annual pre-tax, pre-bonus earnings targets are set by the Committee based on the Company's pre-tax, pre-bonus earnings budget and prior year earnings.

    Long-Term Incentive Compensation—The Committee believes that granting stock options to executive officers and key employees provides an incentive for them to make decisions which are in the long-term best interest of the Company. In determining stock option grants, the Committee considers the executive's current option program; his or her contribution to the Company's performance and anticipated future contributions toward meeting the Company's long-term strategic goals; and competitive industry practice.

Chief Executive Officer's Fiscal 2001 Compensation

    A majority of the total potential compensation for William J. Prange, the Company's Chief Executive Officer is in the form of an annual incentive bonus and stock option awards that varies in value according to the Company's financial performance. Mr. Prange's 2001 incentive bonus and stock option award compensation were earned under the same plans made available to other executive officers of the Company.

    Salary.  Mr. Prange's fiscal 2001 base salary was established by the terms of his employment agreement, which was entered into with the Company on March 1, 2000 and provided for an annual base salary of $400,000. Mr. Prange's 2001 annual base salary represented an increase of 18% over his fiscal 2000 base salary of $339,583.

    Bonus.  The annual incentive bonus portion of Mr. Prange's compensation was based on a formula tied to an increase in the Company's pre-tax, pre-bonus earnings. For fiscal 2001, Mr. Prange received a bonus of $2,077,003.

    Stock Awards.  Mr. Prange was awarded a stock option grant on July 27, 2000 to purchase 150,000 shares of the Company's Common Stock. With respect to the stock option grant, the Committee, in determining the size of the award, took into account market data from companies similar to the Company, the number of options previously awarded to Mr. Prange and the timing of previous awards, including Mr. Prange not being awarded any options in the prior year.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on shareholder approval of the compensation arrangement. The Company believes that it is in the best interests of its shareholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

    The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

May 18, 2001	Members of the Compensation Committee
James J. Fuld, Jr., Chairman Larry C. Barenbaum Donald D. Beeler

REPORT OF THE AUDIT COMMITTEE

    In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with the independent auditors the information required to be discussed by Statement on Auditing Standards No. 61;

  (3)
  reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence; and

  (4)
  established a corporate policy to determine whether the provision of non-audit services is compatible with maintaining the independence of the Company's principal accountants.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001, as filed with the Securities and Exchange Commission.

                      Members of the Audit Committee

                      Donald D. Beeler, Chairman
                      Marc C. Ostrow
                      Larry C. Barenbaum

Summary Compensation Table

    The following table sets forth, the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Awards Options (#)(3)	All Other Compensation ($)(4)
William J. Prange Chairman and Chief Executive Officer	2001 2000 1999	400,000 339,583 300,000	2,077,003 727,829 171,133	— — —	150,000 0 337,500	20,930 20,705 14,736
Joseph E. Pennington President and Chief Operating Officer	2001 2000 1999	260,000 214,583 175,000	807,964 558,002 114,089	— — —	75,000 0 185,625	8,271 7,704 4,268
Ralph C. Neal Executive Vice President of Store Operations	2001 2000 1999	230,000 193,750 175,000	880,747 485,219 114,089	— — —	75,000 0 151,875	5,877 5,508 3,050
Kathryn R. Gangstee Senior Vice President and General Merchandising Manager	2001 2000 1999	137,500 125,000 125,000	187,500 225,600 45,635	— — —	30,000 0 50,625	3,825 2,902 1,948
Andrew K. Moller Senior Vice President and Chief Financial Officer	2001 2000 1999	155,000 116,667 85,000	205,000 266,871 45,635	— — —	30,000 84,375 50,625	3,825 2,246 1,650

(1)
Reflects bonus earned during the fiscal year.

(2)
"Other Annual Compensation" includes the following, to the extent that the aggregate amount thereof exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for the individual: personal benefits received by the named individuals and amounts reimbursed the individuals during the year for payment of taxes.

(3)
On December 14, 1999, July 11, 2000 and February 12, 2001, the Company effected 3-for-2 stock splits. The option award amounts above reflect the effect of the stock splits.

(4)
"All Other Compensation" includes the following amounts contributed by the Company during the fiscal year under the Company's Retirement Savings Plan for each of the named officers: $3,825, $3,600 and $2,000 for Mr. Prange in 2001, 2000 and 1999, respectively, $3,825, $3,600 and $2,000, for Mr. Pennington for 2001, 2000 and 1999, respectively, $3,825, $3,600 and $2,000 for Mr. Neal in 2001, 2000 and 1999, respectively, $3,825, $2,902 and $1,948 for Ms. Gangstee for 2001, 2000 and 1999, respectively, and $3,825, $2,246 and $1,650 for Mr. Moller in 2001, 2000, and 1999, respectively. Life insurance premiums were paid on behalf of each named executive officer in the amount of $17,105 for Mr. Prange, $4,446 for Mr. Pennington and $2,052 for Mr. Neal in 2001, $17,105 for Mr. Prange, $4,104 for Mr. Pennington and $1,908 for Mr. Neal in 2000 and $12,736 for Mr. Prange, $2,268 for Mr. Pennington and $1,050 for Mr. Neal in 1999.

Option/SAR Grants in Last Fiscal Year

    The following table provides information on option grants in fiscal 2001 to the named executive officers:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		% of Total Options/ SARs Granted to Employees in Fiscal Year(1)
			Exercise or Base Price ($/sh)(1)
Name	Options/ SARs Granted(#)			Expiration Date
					5%($)	10%($)
William J. Prange	150,000	26.9%	$17.50	7-27-10	$1,650,848	$4,183,574
Joseph E. Pennington	75,000	13.5%	$17.50	7-27-10	$825,424	$2,091,787
Ralph C. Neal	75,000	13.5%	$17.50	7-27-10	$825,424	$2,091,787
Kathryn R. Gangstee	30,000	5.4%	$17.50	7-27-10	$330,170	$836,715
Andrew K. Moller	30,000	5.4%	$17.50	7-27-10	$330,170	$836,715

(1)
The Company granted 556,950 options to employees during fiscal 2001. On each of July 11, 2000 and February 12, 2001, the Company effected a 3-for-2 stock split. The option grant amounts and share prices above reflect the effect of the stock splits.

(2)
The dollar amounts under these columns are the result of calculations at the assumed 5% and 10% rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders commensurably.

    The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.

Option Exercises and Value of Options at End of Fiscal 2001

	Shares Acquired on Exercise (#)(1)		Number of Unexercised Options at End of Fiscal 2001(#)		Value of Unexercised In-the-Money Options at End of Fiscal 2001 ($)(3)
Name		Value Realized ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Prange	401,014	$10,738,823	41,114	366,000	$937,429	$6,008,868
Joseph E. Pennington	58,650	$749,514	94,351	220,125	$2,112,812	$3,846,738
Ralph C. Neal	89,999	$569,993	77,625	199,875	$1,738,459	$3,395,755
Kathryn R. Gangstee	31,050	$358,798	64,125	67,125	$1,445,553	$1,076,554
Andrew K. Moller	40,500	$407,031	0	127,875	$0	$2,366,885

(1)
On July 11, 2000 and February 12, 2001, the Company effected 3-for-2 stock splits. The amounts shown above reflect the effect of the stock splits.

(2)
Calculated based on the closing price of the Company's Common Stock on the exercise date less the exercise price.

(3)
Calculated based on the closing price of the Company's Common Stock on March 2, 2001.

Employment and Other Agreements

    In March 2000, the Company entered into three-year employment agreements with Messrs. Prange, Pennington and Neal. On January 1, 2000, the Company entered into a two-year employment agreement with Tammy Leomazzi Boyd. In March 2001, the Company entered into a three-year employment agreement with Mr. Moller.

    The foregoing Employment Agreements provide that each executive is entitled to certain severance benefits in the event that their employment is terminated by the Company "without cause" or by such executive following a "change of control" (both as defined in the Employment Agreements). With respect to Messrs. Prange, Pennington, Neal and Moller, the executive would receive his salary for the longer of (i) the remaining term of the Employment Agreement or (ii) one year from notice of termination, less any cash compensation earned by the executive by other reemployment during the period. With respect to Ms. Boyd, the executive would receive her salary for one year following notice of termination, less any cash compensation earned by the executive by other reemployment during the period. Each of the Employment Agreements contains a covenant not to compete with the Company for (i) the period during which they receive severance benefits in the event of their termination by the Company "without cause" or at their election upon a "change of control," and (ii) a period of one year in the event of their termination for any other reason. The Employment Agreements also provide for the immediate vesting of unvested stock options in the event of a change of control.

Bonus Plans

    Under the Company's Senior Executive Incentive Plan and Management Bonus Plan (the "Bonus Plans") certain key management employees of the Company, including all executive officers, are eligible to receive annual bonuses. Bonuses are based on a formula which compares actual pre-tax, pre-bonus earnings to the Company's targeted pre-tax, pre-bonus earnings as determined on an annual basis by the Compensation Committee. In the event that actual pre-tax, pre-bonus earnings are less than or equal to the hurdle rate set by the Compensation Committee at the end of each fiscal year, no bonuses are paid by the Company. In fiscal 2001, Messrs. Prange, Pennington, Neal, Gangstee and Moller earned bonuses of $2,077,003, $807,964, $880,747, $187,500 and $205,000, respectively.

Section 401(k) Plan

    Effective March 1991, the Company established the Christopher & Banks Corporation Retirement Savings Plan, a voluntary tax deferred retirement plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Pursuant to the 401(k) Plan, eligible employees (employed at the Company for more than one year) may elect to contribute up to 16% of their compensation, subject to limitations under the Internal Revenue Code, to the 401(k) Plan. Effective March 1, 1999, the Company amended the 401(k) Plan to allow for fixed quarterly Company matching contributions of 50% of the first 3% of the participant's pre-tax contributions and 25% of the next 3% of the participant's pre-tax contributions. Matching contributions vest at a rate of 25% per year. Neither employee nor Company contributions to the 401(k) Plan are taxable to the employee until such amounts are distributed to the employee, and Company contributions are tax deductible by the Company at the time of contribution. The Company made a contribution for fiscal 2001 in the amount of $217,043, including $3,825 on behalf of Mr. Prange, Mr. Pennington, Mr. Neal, Ms. Gangstee and Mr. Moller.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company since March 2, 1996 to the cumulative total shareholder return of (i) the Nasdaq Stock Market (U.S. Companies) index ("Nasdaq US") and (ii) the Nasdaq Retail Trade index ("Nasdaq Retail"). The comparison assumes $100 was invested on March 2, 1996 in the Company's common stock, in the Nasdaq US index and the Nasdaq Retail index and assumes reinvestment of dividends, if any. The information contained in this graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

PROPOSAL TWO
APPROVAL OF CHRISTOPHER & BANKS CORPORATION
2001 SENIOR EXECUTIVE INCENTIVE PLAN

Background

    The shareholders are being asked to approve the Company's Senior Executive Incentive Plan ("Incentive Plan"). The Incentive Plan is designed to provide senior executives with financial incentives to meet or exceed pre-determined financial goals of the Company. Exceeding the profit performance goal results in a larger incentive award payment for each participant and failure to achieve the profit performance goal will substantially reduce or eliminate the incentive award payment.

    Compensation paid under the Incentive Plan is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to any of the Company's chief executive officer or its next four most highly compensated executive officers (the "covered employees") may be limited to the extent that it exceeds $1.0 million in any one year. However, the Company can continue to deduct compensation in excess of that amount if the compensation qualifies as "performance-based compensation." In order that the Company might continue to provide incentive compensation to its executive officers, and continue to receive a federal income tax deduction for the payment of such compensation, the Incentive Plan as described below is being submitted to shareholders for their approval. By approving the Incentive Plan, the shareholders will be approving, among other things, the participant eligibility requirements, the performance criteria on which awards are based and the maximum dollar amount of compensation that may be paid to any participant under the Incentive Plan in any fiscal year.

    The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is attached hereto as Exhibit A. Eligible participants in the Incentive Plan are the Chief Executive Officer and the senior executive officers of the Company. The Compensation Committee establishes a profit performance goal for each fiscal year and a threshold below which no incentive award is payable.

    For purposes of the Incentive Plan, "profit performance goal" means adjusted pretax earnings of the Company, prior to the payment of the incentive awards and excluding extraordinary, unusual or nonrecurring items as determined by the Compensation Committee. The individual profit performance goals will be adopted by the Compensation Committee in its sole discretion with respect to each performance period no later than the latest time permitted by Section 162(m) of the Code.

    In setting the performance goals for a fiscal year, the Compensation Committee will establish an earnings threshold below which no incentive will be paid. The payout levels for differing positions and performance results will be established by the Compensation Committee for each fiscal year, with payouts which increase only as performance increases. After the end of each fiscal year, and prior to any payment being made under the Incentive Plan, the Compensation Committee must certify in writing the extent to which the performance goals were achieved or exceeded.

    Under the Incentive Plan, all awards are paid in cash. The Compensation Committee will have no discretion or authority to increase the amount of an incentive award paid to an executive officer under the Incentive Plan in excess of the amount determined under the incentive award formula applicable to such participant. In addition, the maximum award payable to any participant under the Incentive Plan for any fiscal year may not exceed four million dollars ($4,000,000). If a participant's employment with the Company is terminated, unless by death, disability or involuntary termination other than for cause prior to the end of a fiscal year, the participant will not be entitled to receive payment of an award for that fiscal year. If a participant's employment terminates prior to the end of the fiscal year due to death, disability or involuntary termination other than for cause, then the Company will pay a pro rata portion of the incentive award payment that the participant would have otherwise received for such fiscal year.

    The Compensation Committee may amend the Incentive Plan at any time; subject, however, to any shareholder approval required under Section 162(m) in order that awards made to the participants thereunder remain eligible as deductible expense to the Company for federal tax purposes.

Pro Forma Benefits Under Incentive Plan

    Since payments under the Incentive Plan are determined by comparing actual performance to the performance goals established by the Compensation Committee, it is not possible to accurately predict the amount of incentives that will be paid under the Incentive Plan. The following table shows the awards that would be payable to the persons named in the Summary Compensation Table assuming that the performance goals established by the Compensation Committee for fiscal 2002 are 100% achieved.

INCENTIVE COMPENSATION PLAN

Name	Position	Incentive Amount
William J. Prange,	Chairman and Chief Executive Officer	$1,390,415
Joseph E. Pennington	President and Chief Operating Officer	$539,618
Ralph C. Neal	Executive Vice President of Store Operations	$539,618
Kathryn R. Gangstee	Senior Vice President	$187,500
Andrew K. Moller	Senior Vice President and Chief Financial Officer	$200,000

Board Recommendation and Shareholder Vote Required

    The Board of Directors recommends a vote FOR the proposal to approve the Incentive Plan. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Meeting on this item of business is necessary to approve the proposal. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for the purpose of voting on the proposal.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO
INCREASE THE NUMBER OF AUTHORIZED SHARES
UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION

    Article IV of the Company's Certificate of Incorporation provides that the aggregate number of shares of all classes of stock which the Company shall have authority to issue is Thirty Million (30,000,000) shares: Twenty-Nine Million (29,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock. Upon management's recommendation, the Board of Directors recommends to the shareholders that Article IV of the Company's Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock to Seventy-Four Million (74,000,000) shares, thereby increasing to Seventy-Five Million shares (75,000,000) the aggregate number of shares of all classes of stock which the Company shall have authority to issue. No shareholder of the Company has any preferential, preemptive or other rights of subscription to any shares of the Company allotted or sold or to be allotted or sold, or to any obligations or securities convertible into stock of the Company.

    The Company engaged in 3-for-2 stock splits on each of July 11, 2000 and February 12, 2001 thereby enhancing liquidity and trading volume for the Company's common stock. As a consequence of these stock splits, of the Twenty-Nine Million (29,000,000) shares of the Company's Common Stock now authorized for issuance, 16,229,695 shares were issued and outstanding as of May 18, 2001, and an additional 2,325,388 shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans and 1,242,000 shares were held as treasury shares. This leaves the Company with only 9,202,917 authorized but unissued, unreserved, and uncommitted shares of Common Stock, not held as treasury stock, available for issuance. Management and the Board of Directors believe that it is desirable to increase the number of authorized shares of Common Stock available for issuance as recommended to enable the Company to finance its business through issuance and sale of shares of Common Stock, for issuance in respect of stock dividends that may subsequently be declared, for issuance in respect of acquisition opportunities which may subsequently become available (management knows of none as of the date hereof), for issuance in respect of employee stock option plans and for general corporate purposes.

    Accordingly, the Board of Directors recommends adoption by the shareholders of the following amended Article IV of the Certificate of Incorporation.

ARTICLE IV

      FOURTH: The total number of shares of all classes of Stock that the Corporation shall have authority to issue is seventy-five million (75,000,000) shares, of which (a) one million (1,000,000) shares shall be undesignated preferred stock having a par value of $.01 per share (the "Preferred Stock"), and (b) seventy-four million (74,000,000) shares shall be common stock with the par value of $.01 per share (the "Common Stock"). Notwithstanding the foregoing, the Corporation shall not issue nonvoting equity securities, whether in the form of Common Stock or other equity securities.

    The holders of shares of Common Stock shall have one (1) vote for each share of Common Stock held of record on each matter submitted to the holders of shares of Common Stock.

    It should be noted that the additional shares of Common Stock could be used to dilute the percentage stock ownership of persons seeking to obtain control of the Company. In this sense, the proposal to increase the number of authorized shares of Common Stock may have an anti-takeover effect.

Board Recommendation and Shareholder Vote Required

    The Board of Directors recommends a vote FOR the proposal to adopt the amendment to increase the number of shares under the Company's Certificate of Incorporation. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Meeting on this item of business is necessary to approve the proposal. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for the purpose of voting on the proposal.

PROPOSAL FOUR
PROPOSAL TO INCREASE THE NUMER OF SHARES
AUTHORIZED UNDER THE 1997 STOCK INCENTIVE PLAN

General

    On April 12, 2001, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Incentive Plan") increasing the number of shares of Common Stock authorized for issuance under the 1997 Incentive Plan by 350,000 shares to an aggregate of 2,628,125 shares. The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of the record date for the Meeting, 345,299 shares of Common Stock remained available for future grants of stock options under the 1997 Incentive Plan.

Summary of 1997 Incentive Plan

    The purpose of the 1997 Incentive Plan is to aid the Company in maintaining and developing management personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company. All key employees of the Company are eligible to receive awards under the 1997 Incentive Plan. The 1997 Incentive Plan terminates in 2007, and no awards may be made after such date. However, unless otherwise expressly provided in the 1997 Incentive Plan, any option granted may extend beyond the termination date of the 1997 Incentive Plan.

    The 1997 Incentive Plan permits the granting of: (a) stock options, including "Incentive Stock Options" meeting the requirements of Section 422 of the Code ("Incentive Stock Options") and (b) stock options that do not meet such requirements ("Nonqualified Stock Options"). The 1997 Incentive Plan is administered by the Company's Compensation Committee (the "Committee"). The Committee has the authority to establish rules for the administration of the 1997 Incentive Plan; to select the key persons to whom options are granted; to determine the number of shares of Common Stock covered by such options; and to set the terms and conditions of such options. Determinations and interpretations with respect to the 1997 Incentive Plan are in the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant options with respect to individuals who are not subject to Section 16(b) of the Securities Act.

    The exercise price per share under any stock option cannot be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option. Determinations of fair market value under the 1997 Incentive Plan are made in accordance with methods and procedures established by the Committee. For purposes of the 1997 Incentive Plan, the fair market value of shares of Common Stock on a given date is (i) the last sales price of the shares as reported on The NASDAQ Stock Market, if the shares are then being quoted on The NASDAQ Stock Market or (ii) the closing price of the shares on such date on a national securities exchange, if the shares are then being traded on a national securities exchange.

    No option granted under the 1997 Incentive Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution. Each option is exercisable during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative. If any shares of Common Stock subject to any options are not purchased or are forfeited, the shares previously used for such options become available for future grants under the 1997 Incentive Plan.

    If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1997 Incentive Plan, the Committee shall proportionately adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of options, (b) the number and type of shares (or other securities or property) subject to outstanding options, and (c) the exercise price with respect to any option. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1997 Incentive Plan or any option agreement in the manner and to the extent it shall be deemed desirable to carry the 1997 Incentive Plan into effect.

    The Board of Directors may amend, alter or discontinue the 1997 Incentive Plan at any time, provided that shareholder approval must be obtained for any change that (i) absent such shareholder approval, would cause Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Act, to become available with respect to the 1997 Incentive Plan; (ii) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to the Company; or (iii) requires the approval of the Company's shareholders under the Internal Revenue Code (the "Code") in order to permit Incentive Stock Options to be granted under the 1997 Incentive Plan.

    The following is a summary of the principal federal income tax consequences generally applicable to options under the 1997 Incentive Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option. Generally, there will be no tax consequences to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

    Special rules apply in the case of individuals subject to Section 16(b) of the Securities Act. In particular, under current law, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, may be determined as of the end of such period. Common Stock acquired under the 1997 Incentive Plan may only be re-offered or resold under an effective registration statement, under Rule 144 or under another exemption from the registration requirements of the Securities Act of 1933, as amended.

Board Recommendation and Shareholder Vote Required

    The Board of Directors recommends a vote FOR the proposal to amend the 1997 Incentive Plan. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting on this item of business is necessary to approve the proposal. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for the purpose of voting on the proposal.

PROPOSAL FIVE
RATIFICATION AND APPROVAL OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

General

    The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent auditor for the fiscal year ending March 2, 2002. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1991. A proposal to ratify the appointment for the current year will be presented at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees and Other Matters

  Audit Fees

    PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $90,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year, the reviews of quarterly financial information and the Company's Quarterly Reports on Form 10-Q during fiscal 2001, the reviews of the Company's Annual Report on Form 10-K, and consultations on accounting issues related to items included in the fiscal 2001 financial statements.

  Financial Information Systems Design and Implementation Fees

    PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company for the fiscal year ended March 3, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

    PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $85,000 in fees for other services rendered to the Company for the fiscal year ended March 3, 2001.

Board Recommendation and Shareholder Vote Required

    The Board of Directors recommends a vote FOR ratification of the selection of the independent auditor. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock represented and voted at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Any shareholder proposals intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its office located at 2400 Xenium Lane North, Plymouth, Minnesota 55441 on or before January 31, 2002 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

OTHER MATTERS

    A copy of the Company's Annual Report on Form 10-K for the year ended March 3, 2001, is included with this Proxy Statement.

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of the two Class 1 directors to serve until the 2004 Annual Meeting of Shareholders, shareholders may vote in favor of the nominees or withhold their votes as to the nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, shareholders may vote in favor of the item or against the item or may abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy in which no direction is specified will be voted in favor of each of the matters to be considered.

    The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

                      By Order of the Board of Directors,

                      William J. Prange
                      Chairman of the Board

June 14, 2001
Minneapolis, Minnesota

EXHIBIT A
CHRISTOPHER & BANKS CORPORATION
SENIOR EXECUTIVE INCENTIVE PLAN

1.
NAME

    The Christopher & Banks Corporation Senior Executive Incentive Plan (the "Plan").

2.
PURPOSE

    The purpose of the Plan is to motivate and reward that individual who is serving as the Chief Executive Officer (the "CEO") of Christopher & Banks Corporation (the "Company") and the individuals who are part of the senior executive staff as designated by the Compensation Committee of the Board of Directors (collectively, the "Participants") in order to improve the Company's profitability and achieve the established corporate goals of the Company. Under the Plan, the Participants may be awarded for each fiscal year a performance bonus, described in Section 4 hereof, which is intended to constitute "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

3.
DEFINITIONS

    "Affiliated Company" means any company controlling, controlled by, or under common control with the Company.

    "Award" means a cash payment subject to the provisions of the Plan.

    "Board" means the Board of Directors of Christopher & Banks Corporation, a Delaware corporation.

    "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

    "Committee" means the Compensation Committee of the Board, which shall consist of not less than three (3) members of the Board each of whom is a "disinterested person" as defined in Securities and Exchange Commission Rule 16b-3(c)(2)(i), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the Code.

    "Company" means Christopher & Banks Corporation, a Delaware corporation, its successors and assigns and any corporation which shall acquire substantially all its assets.

    "Determination Date" means as to a Performance Period: (1) the first day of the Performance Period, or (2) such other date set by the Committee provided such date will not jeopardize the Plan's Award to an Officer as performance-based compensation under Section 162(m) of the Code.

    "Disability" means a permanent or total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time-to-time.

    "Fiscal Year" means a fiscal year of the Company (currently comprised of a 52/53 week fiscal year which ends on the Saturday nearest to February 28).

    "Maximum Award" means as to any Participant for any Performance Period the amount of $4 million. The Maximum Award is the maximum amount which may be paid to a Participant for any Performance Period.

    "Officer" means an officer employed by the Company or an Affiliated Company.

    "Participant" means an Officer of the Company who has been approved for participation in the Plan by the Committee for that Performance Period.

    "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 4 below in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

    "Performance Goal" means a target level of the pretax earnings of the Company determined in accordance with generally accepted accounting principles but prior to the accrual or payment of any Award and excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary, unusual or nonrecurring item, as determined by the Committee.

    "Performance Period" means the Fiscal Year.

4.
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

    4.1  Selection of Participants.  On or prior to the Determination Date, the Committee, in its sole discretion, shall select the Officers of the Company who shall be Participants for the Fiscal Year. In selecting Participants, the Committee shall choose Officers who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Fiscal Year by Fiscal Year basis. Accordingly, an Officer who is a Participant for a given Fiscal Year in no way is guaranteed or assured of being selected for participation in any subsequent Fiscal Year or Years.

    4.2  Determination of Performance Goals.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Fiscal Year. Such Performance Goals shall be set forth in writing.

    4.3  Determination of Payout Formula.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Award if the Performance Goals for the Performance Period are achieved. Notwithstanding the preceding, no participant's Award under the Plan may exceed his or her Maximum Award.

    4.4  Determination of Awards.  After the end of each Fiscal Year, the Chief Financial Officer of the Company shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Fiscal Year were achieved or exceeded. The Committee shall in turn certify in writing the extent to which the Performance Goals applicable to each Participant for the Fiscal Year were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) if a Participant terminates employment with the Company prior to the last day of the Performance Period for a reason other than Disability or death, he or she shall not be entitled to the payment of an Award for the Fiscal Year, and (b) if a Participant terminates employment with the Company prior to the last day of the Performance Period because of Disability or death, the Committee shall reduce his or her Award proportionately based (by the number of days) on the date of termination.

5.
PAYMENT OF AWARDS

    5.1  Right to Receive Payment.  Each Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

    5.2  Eligibility of Participant.  Unless otherwise specifically determined by the Committee, a Participant will be entitled to payment of an Award only if the Participant is an Officer on the last day of the Performance Period.

    5.3  Timing of Payment.  Payment of each Award shall be made within two and one-half calendar months after the end of the Fiscal Year during which the Award was earned; provided, however, if the payment of an Award would cause the Company to be in breach of its lending arrangements, such Award amounts that would cause such breach shall be deferred until such time as the Company would not be in such breach.

    5.4  Form of Payment.  Each Award normally shall be paid in cash (or its equivalent) in a single lump sum.

    5.5  Other Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

    5.6  Payment in the Event of Death.  If a Participant dies prior to the payment of an Award earned by him or her for a prior Fiscal Year, the Award shall be paid to his or her estate.

6.
ADMINISTRATION

    6.1  Committee is the Administrator.  The Plan shall be administered by the Committee.

    6.2  Committee Authority.  The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Such administration shall include, but not be limited to, (i) authority to select Participants, and (ii) determination of the Performance Goals. For each Performance Period, all action by the Committee shall be taken by the Determination Date. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

    6.3  Tax Withholding.  The Company shall withhold all applicable taxes from any payment, including any federal, foreign, state, and local taxes.

7.
GENERAL PROVISIONS

    7.1  Nonassignability.  A Participant shall have no right to assign or transfer any interest under this Plan.

    7.2  No Effect on Employment.  The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Fiscal Year or any other period. Generally, employment with the Company is on an "at will" basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Fiscal Year such exercise occurs, to terminate any individual's employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

    7.3  No Individual Liability.  No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made with respect to the Plan or any Award under the Plan unless such person was engaged in willful misconduct or gross negligence.

    7.4  Severability; Governing Law.  If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, with the exception of Delaware's conflict of laws provisions.

    7.5  Affiliates of the Company.  Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

8.
AMENDMENT AND TERMINATION

    The Board, in its sole discretion, may alter, amend or terminate the Plan for future Performance Periods at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code Section 162(m) as "performance-based compensation," any such amendment shall be subject to shareholder approval.

9.
EFFECT ON OTHER PLANS

    The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company or any Affiliated Company, and the Plan shall not preclude the Company's Board of Directors from establishing any other forms of incentive compensation for Officers.

10.
EFFECTIVE DATE

    The Plan shall be effective as of March 1, 2001, subject to approval and modification by the Company's stockholders no later than August 31, 2001.

APPENDIX A

CHRISTOPHER & BANKS CORPORATION
AUDIT COMMITTEE CHARTER

I.
ORGANIZATION

1.
Membership.  The Audit Committee of the Board of Directors of Christopher & Banks Corporation (this "Corporation") will at all times consist of at least three directors appointed by the Board of Directors of this Corporation, each member to serve until his or her successor is duly elected, or until his or her earlier death, resignation or removal by the Board of Directors.

2.
Qualifications.

(A)
Financial Literacy.  All members of the Audit Committee must be financially literate, or must be able to become financially literate within a reasonable period after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting, finance or related financial management expertise or experience, or related professional degree or certification.

(B)
Independence.  Except as provided in the next sentence, all members of the Audit Committee must be independent directors (within the meaning of the applicable rules of the National Association of Securities Dealers, Inc. ("NASD")) and free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment of the member in carrying out the responsibilities of a director of this Corporation. The Board of Directors may, if necessary, appoint one member to the Audit Committee who is not an employee of the Corporation and does not qualify under applicable NASD rules as "independent." However, if the Board of Directors appoints a director to the Audit Committee who is not independent within the meaning of the rules of the NASD governing such matters, such appointment shall be made only in strict compliance with the rules governing appointment of non-independent members.

(C)
Miscellaneous.  All members and prospective members must respond to such reasonable inquiries as the Board of Directors deems appropriate to ascertain the qualifications of a member or a prospective member of the Audit Committee.

3.
Meetings.

(A)
Frequency.  The Audit Committee shall meet at least twice during each fiscal year of this Corporation, or as frequently as the Committee deems, in its reasonable judgment, to be appropriate during any fiscal year.

(B)
Agenda and Notice.  The Chief Financial Officer (non-voting attendee) and the Chairman of the Audit Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Audit Committee meeting to each member prior to each meeting.

(C)
Chair.  The Board of Directors shall designate a Chair of the Audit Committee to serve a term of no less than 12 months.

II.
STATEMENT OF POLICY

    The Audit Committee shall assist the Board of Directors in fulfilling the oversight responsibilities of the Board of Directors relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of this Corporation. The Audit Committee shall periodically review the financial reports of this Corporation; the internal controls regarding finance and accounting and compliance with applicable rules and regulations; and the adequacy and appropriateness of the overall auditing, accounting and financial reporting processes of this Corporation. The Audit

Committee shall foster and encourage continuous improvement of and adherence to the Corporation's internal policies and to applicable rules and regulations that affect auditing, accounting and financial reporting matters. The Audit Committee shall also foster and provide open avenues of communications by and among the Corporation's management, independent public accountants, finance department and the Board of Directors.

III.
RESPONSIBILITIES

1.
Selection and Disengagement of Independent Auditors.  The Audit Committee is expected to review and recommend to the Board of Directors the independent auditors to be selected to audit and review the financial statements of this Corporation and its subsidiaries. The Audit Committee shall also recommend to the Board of Directors the disengagement of previously selected independent auditors, if the Committee determines that disengagement is warranted, and shall provide the reasons for recommending disengagement. Final selection and disengagement of independent auditors shall always be made by the Board of Directors. If the Board of Directors so determines in its sole discretion, or if required by this Corporation's Articles or Bylaws, the selection of independent auditors shall be submitted for ratification by this Corporation's shareholders.

2.
Independence of Independent Auditors.  The Audit Committee is expected to confirm the independence of the independent auditors selected, including a prior review and approval of any management, consulting or other services and fees provided by, or paid to, the independent auditors. The Audit Committee must confirm receipt from the independent auditors a formal written statement delineating all relationships between this Corporation and the independent auditors, consistent with Independence Standards Board Standard 1. The Audit Committee must actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditors.

3.
Accountability of Auditors.  The independent auditors shall be accountable to the Audit Committee and to the full Board of Directors as representatives of the Corporation's shareholders.

4.
Open Communications.  The Audit Committee is expected to provide and facilitate an open avenue of communications between the independent auditors, the Board of Directors, senior management and the Corporation's finance department. The Audit Committee shall also provide and facilitate sufficient opportunity for the internal and independent auditors to meet with members of the Audit Committee without members of the management present.

5.
Annual Review of this Charter.  The Audit Committee is expected to, at least annually, review and reassess the adequacy of this Audit Committee Charter.

6.
Annual Audit Review.  The Audit Committee is expected to review with management and the independent auditors the Corporation's financial statements (including footnotes) for each fiscal year, together with the independent auditor's audit and audit report thereon. In performing such review, the Audit Committee shall review the scope of the audit, the audit procedures utilized, any difficulties or disputes encountered during the audit, any changes in accounting practices or principles, and any other matters related to the conduct of the audit brought to the Audit Committee's attention by management or the independent auditors, or which are raised by members of the Audit Committee. In connection with the annual reviews, the Audit Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Corporation, tax matters, regulatory compliance and correspondence from regulatory authorities, environmental exposure, and rules and regulations governing internal controls and financial reporting.

7.
Review of Internal Controls.  The Audit Committee is expected to consider and review with management and the independent auditors the adequacy of this Corporation's internal controls, including information systems control and security and bookkeeping controls. The Audit Committee shall also review in this regard any findings and recommendations of the independent auditors, including their management letters.

8.
Review of Compliance with Foreign Corrupt Practices Act of 1977.  The Audit Committee is expected to consider and review with management and the independent auditors the adequacy of the Corporation's compliance with the Foreign Corrupt Practices Act of 1977.

9.
Review Audit Scope.  The Audit Committee is expected to consider and review with management and the independent auditors the scope of the audit for the current fiscal year and the plan of the independent auditors in conducting the audit.

10.
Audit Committee Report.  The Audit Committee shall prepare an Audit Committee Report for inclusion in this Corporation's Proxy Statement for each annual meeting of shareholders occurring after December 15, 2000 pursuant to the rules governing such Reports.

11.
Legal Compliance; Investigations.  In connection with the annual review, the Audit Committee is expected to inquire about and review with management any legal and regulatory matters that may have a material impact on the Corporation's financial statements or financial reporting practices. The Audit Committee shall have the authority to initiate and conduct investigations to matters within the scope of the Audit Committee's responsibilities.

12.
Legal Counsel and Other Experts.  The Audit Committee may consult with the Corporation's legal counsel at such times as the Audit Committee deems appropriate. The Audit Committee shall have the authority to engage independent counsel or accountants or other experts to assist it in the performance of its duties or the conduct of any investigation the Audit Committee has undertaken.

13.
Reports to the Board of Directors.  The Audit Committee is expected to report regularly to the Board of Directors of the Corporation regarding the meetings of the Audit Committee with such recommendations to the Board of Directors as the Audit Committee deems appropriate. The Audit Committee shall keep minutes of its meetings and submit such minutes to the Board of Directors.

14.
Other Responsibilities.  The Audit Committee is expected to perform such other duties as may be required by law or requested by the Board of Directors or deemed appropriate by the Audit Committee. Any member of the Audit Committee or management of this Corporation is authorized to certify to the NASD this Corporation's compliance with rules governing audit committees in such form as the NASD may prescribe.

    This Audit Committee Charter was approved by the Board of Directors of Christopher & Banks Corporation on April 6, 2000.

PROXY

CHRISTOPHER & BANKS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS—AUGUST 1, 2001

    The undersigned hereby appoints William J. Prange and Andrew K. Moller, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents") in the name of the undersigned, to attend the Annual Meeting of Shareholders of Christopher & Banks Corporation (the "Company") to be held at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota on Wednesday, August 1, 2001 at 2:00 p.m. Central Time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

  1.
  ELECTION OF DIRECTORS

/ /	FOR all nominees listed below (except as marked to the contrary).	/ /	WITHHOLD authority to vote for all nominees listed below.
(To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right)
Class 1 Nominees
Anne L. Jones Robert Ezrilov
  2.
  PROPOSAL TO APPROVE THE COMPANY'S 2001 SENIOR EXECUTIVE INCENTIVE PLAN.

      / /  FOR                / /  AGAINST                /  /  ABSTAIN

  3.
  PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S CAPITAL STOCK TO 75 MILLION SHARES.

      / /  FOR                / /  AGAINST                /  /  ABSTAIN

  4.
  PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE 1997 STOCK INCENTIVE PLAN.

      / /  FOR                / /  AGAINST                /  /  ABSTAIN

  5.
  PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent auditors for the Company's current fiscal year.

      / /  FOR                / /  AGAINST                /  /  ABSTAIN

  6.
  In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR  PROPOSALS 1, 2, 3, 4 AND 5.

    PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

    Receipt of Notice of Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended March 3, 2001 and Proxy Statement dated June 14, 2001 is hereby acknowledged by the undersigned.

Dated: __________________, 2001

Signature	Signature

Name, typed or printed	Name, typed or printed

Tax identification or social security number	Tax identification or social security number

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL ONE ELECTION OF CLASS 1 DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Option Exercises and Value of Options at End of Fiscal 2001
COMPARATIVE STOCK PERFORMANCE
PROPOSAL TWO APPROVAL OF CHRISTOPHER & BANKS CORPORATION 2001 SENIOR EXECUTIVE INCENTIVE PLAN
INCENTIVE COMPENSATION PLAN
PROPOSAL THREE APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION
ARTICLE IV
PROPOSAL FOUR PROPOSAL TO INCREASE THE NUMER OF SHARES AUTHORIZED UNDER THE 1997 STOCK INCENTIVE PLAN
PROPOSAL FIVE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
EXHIBIT A CHRISTOPHER & BANKS CORPORATION SENIOR EXECUTIVE INCENTIVE PLAN
APPENDIX A